U.S. SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                                FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  April 30, 1999

                     REAL GOODS TRADING CORPORATION
         (Exact name of registrant as specified in its charter)

        California              0-22524            68-0227324
 (State or other jurisdiction  (Commission         (IRS Employer
        of incorporation)       File Number)        ID Number)

3440 Airway Drive, Santa Rosa, California          95403
(Address of principal executive offices)         (Zip code)

            Registrant's telephone number  (707) 542-2600

Item 5.  Other events

The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.

     SIGNATURES

Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS TRADING CORPORATION
(Registrant)

Date:  April 30, 1999

By:[S] LESLIE B. SEELY, CHIEF FINANCIAL OFFICER
       Leslie B. Seely, Chief Financial Officer

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                        Press Release

For Immediate Release
For More Information:
John Schaeffer, CEO: 707.521.4444

Real Goods Announces Resignation of Ron Zell as CEO
- John Schaeffer to Re-assume CEO Position

Santa Rosa, California, 30 April 1999... Real Goods Trading Corporation (Nasdaq: RGTC, Chicago Exchange: RGT), a California based retailer of environmental and renewable energy products using catalogs, retail stores, and the Internet announced that Ron Zell, President & CEO of the Company has resigned for personal reasons, effective immediately. Zell will be replaced as CEO by Founder, Chairman of the Board, and former CEO John Schaeffer. Schaeffer indicated he has already begun a search for a new President. Zell will remain available to the Company throughout the month of May for transition purposes.

According to John Schaeffer: "I'm grateful for all the energy Ron has put into the Company and I look forward to continuing to build upon our strategic plan. We all wish Ron success in his future endeavors."

Real Goods Trading Corporation sells a broad range of renewable energy and sustainable living products through its catalogs and retail stores and on its website (www.realgoods.com) (call
1.800.762.7325 for a free catalog). The Company believes that it is the largest retailer of these products in the world. The Company's common stock is publicly traded on the Chicago Stock Exchange under the symbol "RGT", on the Nasdaq Small Cap market under the symbol "RGTC", and through a bulletin board maintained on its web site (http://www.realgoods.com).


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